EXHIBIT 99.1
Fentura Financial, Inc.
P.O. Box 725
Fenton, MI 48430-0725

Contact:	Donald L. Grill
CEO
Fentura Financial, Inc.
(810) 714-3985
January 29, 2008
For Immediate Release
FOURTH QUARTER 2007 FINANCIAL PERFORMANCE HIGHLIGHTS
Fentura Financial, Inc. reported an operating loss for the fourth quarter of 2007 totaling $152,000 or a loss of $0.07 per diluted share. Net-income for the fourth quarter of 2006 totaled $1,507,000 or $0.70 per diluted share. As was reported to shareholders following the third quarter of 2007, fourth quarter operating results were again impacted by Fentura subsidiary banks providing additional reserves to their allowance for loan losses. Provisions totaled $1,234,000 for the quarter ended December 31, 2007 compared to the $240,000 reported for the fourth quarter of 2006. Management and the boards of directors concluded that it was necessary to increase the provision for loan losses based upon the allowance for loan loss computation, loan portfolio trends, increased charge offs and the continued softening of the Michigan economy. The dramatic decline in the housing industry has had a negative impact on the construction and land development portfolios of the banks. Such loans comprise approximately 12% of the total gross loan portfolio of $471,403,000. The remainder of the portfolio is comprised of a diverse borrowing base of loans to individuals and small businesses of various types.
For the year ended December 31, 2007, Fentura experienced an operating loss of $467,000 or a loss of $0.22 per diluted share compared to net income of $5,308,000 reported for the year ending December 31, 2006 or $2.47 per diluted share. Net-interest income of $20,593,000 reported at December 31, 2007 declined 10.5% from the $23,008,000 reported at December 31, 2006. Provision for loan losses totaled $7,466,000 during 2007 versus $1,120,000 reported for 2006. Non-interest income of $7,579,000 reported for the year ended December 31, 2007 declined modestly compared to the $7,643,000 reported for 2006, primarily due to a decline in gains on the sale of mortgage loans and a drop in total service charges on deposit accounts. Improvement was achieved in controlling operating expenses as total non-interest expense of

$21,834,000 for 2007 reflected a 1% reduction from the $21,986,000 reported for the twelve months ended December 31, 2006.
According to Fentura’s CEO Donald L. Grill, “During 2007, we witnessed a dramatic contraction in the residential housing industry. New home sales, housing starts and home values dropped precipitously creating excess inventory and dramatically impacting the financial capability and repayment capacity of many of our construction and land development borrowers. In response, our banks added substantially to the allowance for loan losses, principally during the third quarter. The additional provision for loan loss expense offset traditional operating earnings and resulted in a loss for the full year.”
Total assets of $628,019,000 as of December 31, 2007 increased 1.0% from the $622,298,000 reported at the end 2006. Similarly, gross loans increased at year end 2007 to $471,403,000 compared to the $450,993,000 reported at December 31, 2006, an increase of 4.5%. New commercial loans were the primary contributor to the loan growth. Total deposits of $543,503,000 at December 31, 2007 were 2.8% above the $528,555,000 reported as of December 31, 2006 due to growth of interest bearing deposits. At December 31, 2007 total shareholder equity declined modestly at $49,496,000 compared to the $51,318,000 reported at year end 2006 based on the operating losses reported for the year.
Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving the Davison area; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, and Jenison. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.
# # #

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

Fentura Financial Inc.
Consolidated Balance Sheets
(Dollars in thousands)
UNAUDITED

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
	2007	2007	2007	2007	2006

ASSETS

Cash and cash equivalents
Cash and due from banks	$22,734	$22,122	$18,658	$17,236	$19,946
Short term investments	7,300	350	4,250	6,100	9,500

Total cash & cash equivalents	30,034	22,472	22,908	23,336	29,446

Securities:
Securities available for sale	74,881	80,250	88,816	88,783	91,104
Securities held to maturity	8,685	8,856	8,934	10,441	11,899

Total securities	83,566	89,106	97,750	99,224	103,003
Loans held for sale	1,655	2,349	1,066	2,352	2,226
Loans:
Commercial	313,642	303,533	298,359	298,338	272,401
Real estate — construction	59,805	62,787	62,722	64,973	78,927
Real estate — mortgage	39,817	40,926	37,842	35,562	36,867
Consumer	58,139	59,800	59,147	60,953	62,798

Total loans	471,403	467,046	458,070	459,826	450,993
Less: Allowance for loan losses	(8,554)	(11,425)	(7,174)	(6,962)	(6,692)

Net loans	462,849	455,621	450,896	452,864	444,301

Bank owned life insurance	7,042	6,974	6,920	6,872	6,815
Bank premises and equipment	20,101	19,442	19,383	19,509	16,854
Federal Home Loan Bank stock	2,032	2,032	2,032	2,032	2,032
Accrued interest receivable	2,813	3,362	3,272	3,313	2,985
Goodwill	7,955	7,955	7,955	7,955	7,955
Acquisition intangibles	485	551	616	683	759
Other assets	9,487	9,682	6,321	6,812	5,922

TOTAL ASSETS	$628,019	$619,546	$619,119	$624,952	$622,298

LIABILITIES & SHAREHOLDERS’ EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits	75,148	75,280	81,606	77,790	74,887
Interest bearing deposits	468,355	454,654	451,012	453,559	453,668

Total deposits	543,503	529,934	532,618	531,349	528,555

Short-term borrowings	649	5,250	1,074	450	1,500
Federal Home Loan Bank Advances	11,030	11,030	11,030	11,052	11,052
Repurchase agreements	5,000	5,000	5,000	10,000	10,000
Subordinated debentures	14,000	14,000	14,000	14,000	14,000
Accrued interest, taxes & other liabilities	4,341	4,269	3,070	5,797	5,873

Total liabilities	578,523	569,483	566,792	572,648	570,980

STOCKHOLDERS’ EQUITY
Common stock — no par value
5,000,000 shares authorized	42,478	42,304	42,538	42,476	42,158
Retained earnings	7,488	8,180	10,827	10,524	10,118
Accumulated other comprehensive income (loss)	(470)	(421)	(1,038)	(696)	(958)

Total stockholders’ equity	49,496	50,063	52,327	52,304	51,318

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$628,019	$619,546	$619,119	$624,952	$622,298

Common stock shares issued & outstanding	2,163,385	2,159,536	2,164,049	2,162,107	2,152,862

Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	2.86%	3.03%	0.66%	1.03%	1.13%
Allowance for Loan Losses as a % of Non-Performing Loans	63.18%	80.44%	227.44%	146.02%	131.16%
Accruing Loans Past Due 90 Days More to Total Loans	0.01%	0.20%	0.01%	0.11%	0.51%
Non-Performing Assets as a % of Total Assets	2.84%	2.92%	1.01%	1.12%	1.08%

Quarterly Average Balances:
Total Loans	472,205	462,981	461,450	452,274	452,334
Total Earning Assets	565,614	564,033	564,364	569,289	569,756
Total Shareholders’ Equity	50,001	52,434	53,224	51,968	51,253
Total Assets	622,766	618,763	619,249	622,594	620,960
Diluted Shares Outstanding	2,162,039	2,162,669	2,165,667	2,160,899	2,155,400

Fentura Financial Inc.
Consolidated Income Statements
(Dollars in thousands, except per share data)
UNAUDITED

	Three Months ended					Twelve months ended
	Dec 31	Sept 30	June 30	March 31	Dec 31	Dec 31	Dec 31
	2007	2007	2007	2007	2006	2007	2006

Interest income:
Interest & fees on loans	$8,612	$8,796	$8,917	$8,647	$8,920	$34,972	$35,131
Interest & dividends on securities:
Taxable	713	786	801	917	865	3,217	3,461
Tax-exempt	158	169	180	215	202	722	809
Interest on federal funds sold	52	40	44	167	124	303	515

Total interest income	9,535	9,791	9,942	9,946	10,111	39,214	39,916

Interest expense:
Deposits	4,306	4,147	3,990	3,961	3,964	16,404	14,743
Borrowings	525	547	560	585	552	2,217	2,165

Total interest expense	4,831	4,694	4,550	4,546	4,516	18,621	16,908

Net interest income	4,704	5,097	5,392	5,400	5,595	20,593	23,008
Provision for loan losses	1,234	5,144	649	439	240	7,466	1,120

Net interest income after provision for loan losses	3,470	(47)	4,743	4,961	5,355	13,127	21,888

Non-interest income:
Service charges on deposit accounts	874	860	836	851	958	3,421	3,708
Gain on sale of mortgage loans	133	65	119	84	171	401	615
Trust & investment services income	462	471	461	507	382	1,901	1,554
Loss on sale of securities	2	—	—	—	—	2	(2)
Other income and fees	245	574	612	423	507	1,854	1,768

Total non-interest income	1,716	1,970	2,028	1,865	2,018	7,579	7,643

Non-interest expense:
Salaries & employee benefits	2,876	2,868	3,193	3,247	2,894	12,183	12,738
Occupancy	533	543	510	503	459	2,090	1,858
Furniture and equipment	549	532	534	525	539	2,139	2,140
Loan and collection	465	111	85	91	93	753	320
Advertising and promotional	90	125	159	112	130	486	624
Other operating expenses	991	1,057	1,117	1,018	1,086	4,183	4,306

Total non-interest expense	5,504	5,236	5,598	5,496	5,201	21,834	21,986

Income before federal income taxes	(318)	(3,313)	1,173	1,330	2,172	(1,128)	7,545
Federal income taxes	(166)	(1,206)	329	382	665	(661)	2,237

Net Income	$(152)	$(2,107)	$844	$948	$1,507	$(467)	$5,308

Per Share Data:
Basic earnings	$(0.07)	$(0.98)	$0.39	$0.44	$0.70	$(0.22)	$2.48
Diluted earnings	$(0.07)	$(0.98)	$0.39	$0.44	$0.70	$(0.22)	$2.47
Cash dividends declared	$0.25	$0.25	$0.25	$0.25	$0.25	$1.00	$0.94

Performance Ratios:
Return on Average Assets	-0.02%	-0.34%	0.55%	0.62%	0.96%	-0.08%	0.85%
Return on Average Equity	-0.30%	-4.02%	6.36%	7.40%	11.66%	-0.89%	10.82%
Net Interest Margin (FTE)	3.37%	3.66%	3.91%	3.94%	3.90%	3.72%	4.11%
Book Value Per Share	$22.88	$23.22	$24.18	$24.19	$24.08	$22.88	$24.08
Net Charge-offs	4,105	892	437	169	173	5,603	729
Ratio of Net charge-offs to Gross Loans	0.87%	0.19%	0.10%	0.04%	0.04%	1.18%	0.16%